        News Release
Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:

Paul Swiergosz
Corporate
Paul.Swiergosz@L3Harris.com
321-378-5631

L3Harris Completes Link 16 Acquisition

MELBOURNE, Fla., January 3, 2023 — L3Harris Technologies (NYSE: LHX) today announced closing its acquisition of Viasat Inc.’s (NASDAQ: VSAT) Tactical Data Links product line – commonly known as Link 16 – for approximately $1.96 billion, subject to customary adjustments.

The company announced the signing of a definitive agreement to acquire the TDL network in October 2022 and secured U.S. and allied partner regulatory approvals in December.

About L3Harris Technologies
L3Harris Technologies is an agile global aerospace and defense technology innovator, delivering end-to-end solutions that meet customers’ mission-critical needs. The company provides advanced technologies across space, air, land, sea and cyber domains.

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